EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kaleyra, Inc. of our report dated March 15, 2021, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Kaleyra, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

April 2, 2021